Exhibit 99.1

Contacts:
Investor Relations	Media Relations
Glenn Etherington	David Sharpley
Chief Financial Officer	EVP, Marketing
(972) 403-8501	(613) 287-8200
getherington@metasolv.com	dsharpley@metasolv.com

METASOLV REPORTS INCREASED SECOND QUARTER

REVENUES AND IMPROVED PROFITABILITY

PLANO, TEXAS, August 3, 2006 — MetaSolv, Inc. (NASDAQ: MSLV), a global leader in comprehensive operations support systems solutions for next-generation communications service providers, today announced financial results for the second quarter ended June 30, 2006.

Highlights of MetaSolv’s second quarter operating and financial results include:

•	A multi-year, multi-million dollar license and services contract with Telstra, Australia’s leading media-communications company, to deploy MetaSolv’s Activation 5 solution as part of a comprehensive network and OSS transformation for both fixed-line and mobile services;

•	A multi-year, multi-million dollar contract with a tier 1 operator in India for enterprise-wide use of MetaSolv’s inventory management and service activation solutions;

•	A major contract win with one of the largest cable providers in the U.S. to leverage MetaSolv’s inventory management system to support the growth of its nationwide IP network and digital voice services;

•	A new win for the Company’s provisioning order management product, Provisioning 5, with a large, U.S. based incumbent carrier to support a new service rollout;

•	The market launch of two new products expected to serve as a platform for future revenue growth – MetaSolv Configuration Management and MetaSolv Subscriber & Service Management – both currently being deployed by global Tier 1 operators;

•	A 53% increase in license revenues, which increased gross profit to 59% of total revenues;

•	Net income of $649,000 or $0.01 per diluted share; adjusted EBITDA of $2.4 million, a 108% improvement over the prior year; and

•	A continued solid financial position at quarter end, with $58.0 million in cash equivalents and marketable securities and no debt.

Revenues for the quarter increased 8% to $25.4 million, compared to second quarter 2005 revenues of $23.4 million. MetaSolv reported net income for the second quarter of $649,000, or $0.01 per diluted share, compared to a net loss of $663,000, or $0.02 per diluted share, in the second quarter of 2005. Earnings before interest, taxes, depreciation and amortization and stock compensation expense (“adjusted EBITDA”) for the quarter was $2.4 million, an increase of 108% compared to $1.1 million in the prior year. Non-GAAP net income for the quarter was $1.7 million, or $0.03 per diluted share, compared to a net loss of $113,000, or $0.00 per diluted share for the second quarter of 2005.

For the six months ended June 30, 2006, revenues were $48.0 million, a 7% increase from $44.8 million for the same period in 2005. MetaSolv reported net income for the six months of $261,000, or $0.01 per diluted share, compared to a net loss of $2.7 million, or $0.07 per diluted share, for the same period in 2005.

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MSLV Announces Second Quarter Results

Adjusted EBITDA for the six months ended June 30, 2006 was $3.8 million, an increase of 475% compared to $653,000 for the same period in 2005. Non-GAAP net income for the six months ended June 30, 2006 was $2.3 million, or $0.04 per diluted share, compared to a Non-GAAP net loss of $1.9 million, or $0.05 per diluted share for the same period in 2005.

The Company’s net income for the second quarter and six months ended June 30, 2006 includes stock-based compensation expense related to the implementation of Statement of Financial Accounting Standard (SFAS) 123R which was adopted effective January 1, 2006. The Company’s net loss for the second quarter and six months ended June 30, 2005 includes stock-based compensation expense computed under APB 25. The Company’s non-GAAP results exclude stock based compensation expense in both periods. Please see page 6 for a complete reconciliation of non-GAAP net income (loss) and adjusted EBITDA to net income (loss) reported under accounting principles generally accepted in the United States.

“We are pleased to report MetaSolv’s continued revenue growth and increased profitability for the second quarter,” said T. Curtis Holmes, MetaSolv’s President and Chief Executive Officer. “This marks eight consecutive quarters of year-over-year revenue growth. More importantly, we had our strongest quarterly performance for license revenues in nearly five years. Communications providers worldwide are consolidating and converging their networks in the drive to enable next-generation mobile and IP services. We believe that MetaSolv, with a strong customer base and proven products, is well positioned to help service providers worldwide accelerate time-to-market, reduce operations costs and improve customer satisfaction.”

“The multi-million dollar OSS transformation projects we secured in recent months are a direct reflection of our compelling value proposition in automating the fulfillment cycle for next-generation service providers. We see continued opportunity for MetaSolv as global operators invest in transformation of their network and OSS systems,” concluded Holmes.

Financial Guidance

Based on the Company’s results for the second quarter, the pipeline of potential contracts, and expectations concerning the business environment, MetaSolv today established its guidance for revenues for the third quarter of 2006 in a range of $23.5 million to $26.5 million, compared with $23.3 million for the third quarter of 2005. The Company also established guidance for its net income for the period of between $0.00 and $0.03 per diluted share. Net income guidance for the third quarter of 2006 includes approximately $1.1 million in stock-based compensation expense computed under SFAS 123R. Excluding stock-based compensation expense, the Company expects to report non-GAAP net income of between $0.02 and $0.05 per diluted share for the third quarter of 2006.

Conference Call Notice

MetaSolv will hold a conference call to discuss this press release today at 5:00 p.m. Eastern time. Investors may listen to the conference call over the Internet at www.metasolv.com by clicking Investors, or by going to www.earnings.com. Please visit the web site at least 15 minutes early to register, download, and install any necessary audio software. A dial-in telephone replay of the conference call will be available from 8:00 p.m. ET on Thursday, August 3, through Thursday, August 10. The dial-in replay number is 719-457-0820, and the confirmation number is 5942108.

About MetaSolv

MetaSolv, Inc. (NASDAQ: MSLV) is a global leader in comprehensive operations support system solutions for communications service providers. MetaSolv’s multi-service order management, inventory management, and service activation capabilities automate the order-to-activate provisioning process for traditional and next-generation IP-based wireline and mobile service providers. Many of the world’s largest global service providers – including Brasil Telecom, BT, Cable & Wireless, O2, T-Mobile, Vodafone, and others – use

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MSLV Announces Second Quarter Results

MetaSolv’s solutions to achieve increased revenues, reduced costs, and enhanced customer service. MetaSolv is a global company, headquartered in Plano, Texas.

MetaSolv is a registered trademark. The MetaSolv logo is a trademark of MetaSolv Software, Inc. All other trademarks are property of their respective owners.

This press release contains forward-looking statements, including guidance regarding future financial results that are based upon current expectations and assumptions and involve a number of risks and uncertainties. The words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts,” “may,” “should,” “guidance,” and variations of such words or similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance. Actual results could differ materially from MetaSolv’s current expectations. MetaSolv assumes no obligation to update any such forward-looking statement. Using the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, MetaSolv cautions you that these statements may be affected by the important factors, among others, described in the documents and reports filed by MetaSolv from time to time with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for 2005, and subsequent Quarterly Reports on Form 10-Q, as well as by other factors, including, but not limited to: the variance of quarterly operating results; the Company’s ability to successfully manage and integrate acquisitions; the Company’s reliance on sales of its software; the need to expand sales and distribution capabilities; the need to expand to new customer markets; the Company’s continued use of strategic relationships; its ability to manage growth; the Company’s international operations; its ability to meet customer expectations; the quality of the Company’s software delivered; competition; consolidation within the telecommunications industry; limitations on the ability of customers to obtain adequate financing; and the Company’s ability to reduce its cost structure. The Company assumes no obligation to update the information contained in this press release.

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MSLV Announces Second Quarter Results

METASOLV, INC.

Summary Financial Information

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Revenues	$25,382	$23,408	$47,980	$44,768
Income (loss) from operations	$589	$(490)	$91	$(2,547)
Net income (loss)	$649	$(663)	$261	$(2,718)
Basic and diluted income (loss) per share	$0.01	$(0.02)	$0.01	$(0.07)
Weighted average shares outstanding:
Basic	50,164	41,045	49,966	40,937
Diluted	51,872	41,045	51,635	40,937

Non-GAAP(1)
Net income (loss)	$1,687	$(113)	$2,309	$(1,871)
Basic and diluted income (loss) per share	$0.03	$(0.00)	$0.04	$(0.05)

(1)	See page 6 for a complete reconciliation of non-GAAP results with those reported under accounting principles generally accepted in the United States.

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MSLV Announces Second Quarter Results

METASOLV, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Revenues:
License	$9,926	$6,475	$17,084	$12,426
Services	6,083	7,109	12,286	12,403
Maintenance	9,373	9,824	18,610	19,939

Total revenues	25,382	23,408	47,980	44,768

Cost of revenues:
License	471	176	666	235
Services and maintenance(1)	9,826	10,785	19,353	20,383
Amortization of intangible assets	123	423	353	846

Total cost of revenues	10,420	11,384	20,372	21,464

Gross profit	14,962	12,024	27,608	23,304

Operating expenses:
Research and development(1)	5,067	4,594	9,620	9,914
Sales and marketing(1)	5,943	6,102	11,408	11,631
General and administrative(1)	3,363	1,818	6,489	4,306

Total operating expenses	14,373	12,514	27,517	25,851

Income (loss) from operations	589	(490)	91	(2,547)
Interest and other income, net	542	170	908	421

Income (loss) before taxes	1,131	(320)	999	(2,126)
Income tax expense	482	343	738	592

Net income (loss)	$649	$(663)	$261	$(2,718)

Basic and diluted income (loss) per share	$0.01	$(0.02)	$0.01	$(0.07)

Weighted average shares outstanding:
Basic	50,164	41,045	49,966	40,937
Diluted	51,872	41,045	51,635	40,937
—————
(1) Includes stock-based compensation expense as follows:
Cost of revenues-services and maintenance	$277	$121	$491	$178
Research and development	268	211	497	312
Sales and marketing	178	53	385	87
General and administrative	315	165	675	270

Total stock-based compensation expense	$1,038	$550	$2,048	$847

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MSLV Announces Second Quarter Results

METASOLV, INC.

RECONCILIATION OF NET INCOME (LOSS)

TO NON-GAAP NET INCOME (LOSS), AND ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Net income (loss)	$649	$(663)	$261	$(2,718)
Stock compensation expense	1,038	550	2,048	847

Non-GAAP net income (loss)	$1,687	$(113)	$2,309	$(1,871)

Net income (loss)	$649	$(663)	$261	$(2,718)
Depreciation expense	627	658	1,264	1,507
Amortization of intangible assets	123	423	353	846
Stock-based compensation expense	1,038	550	2,048	847
Interest and other income, net	(542)	(170)	(908)	(421)
Income tax expense	482	343	738	592

Adjusted EBITDA	$2,377	$1,141	$3,756	$653

In addition to reporting its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), MetaSolv has also provided in this release non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, and earnings before interest, taxes, depreciation and amortization and stock compensation expense (“adjusted EBITDA”). Non-GAAP net income (loss), and Non-GAAP net income (loss) per diluted share are adjusted to exclude non-cash expenses for stock-based compensation expense. Management uses these non-GAAP financial measures to evaluate performance, to analyze trends in cash-based expenses and to establish operational goals and allocate resources. Stock-based compensation has been excluded when computing non-GAAP net income (loss) because the accounting treatment for stock-based compensation has changed with the adoption of SFAS 123R. Management believes that excluding stock-based compensation is useful in order to offer consistent information that is comparable to information MetaSolv has publicly disclosed in prior periods for which stock-based compensation was expensed under APB 25. Non-GAAP financial measures should not be considered a measure of financial performance under generally accepted accounting principles. Items excluded from these results are significant components in understanding and assessing financial performance. MetaSolv believes that inclusion of the non-GAAP financial measures is useful to investors in allowing for greater transparency of supplemental information used by management in its financial and operational decision-making. Non-GAAP results are not a measurement determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculations, and they may not be comparable, as presented, to other similarly titled measures of other companies. Net income (loss) is the financial measure calculated and presented in accordance with generally accepted accounting principles that is most comparable to MetaSolv’s non-GAAP results, as defined.

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MSLV Announces Second Quarter Results

METASOLV, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2006	December 31, 2005
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$14,706	$13,314
Marketable securities	43,252	44,839
Trade accounts receivable, less allowance for doubtful accounts of $2,201 in 2006 and $1,805 in 2005	15,397	13,582
Unbilled receivables	5,582	2,461
Prepaid expenses	1,982	1,847
Other current assets	1,174	669

Total current assets	82,093	76,712

Property and equipment, net	5,266	5,529
Intangible assets	737	1,090
Other assets	854	786

Total assets	$88,950	$84,117

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,398	$4,775
Accrued expenses	18,947	20,512
Deferred revenue	11,441	8,068

Total current liabilities	34,786	33,355

Fair value of warrants to purchase common stock	—	3,442

Temporary equity – Unregistered shares of common stock, $0.005 par value, 7,666,667 shares issued and outstanding at December 31, 2005	—	17,863

Stockholders’ equity:
Preferred stock, $.01 par value, 10,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.005 par value, 100,000,000 shares authorized, shares issued and outstanding: 50,517,083 in 2006, and 49,961,132 in 2005	254	213
Additional paid-in capital	175,290	151,443
Deferred compensation	—	(328)
Accumulated other comprehensive income	790	560
Retained earnings	(122,170)	(122,431)

Total stockholders’ equity	54,164	29,457

Total liabilities and stockholders’ equity	$88,950	$84,117

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